                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-A
                             REGISTRATION STATEMENT

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                ---------------

                             RIVA BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       58-2398959
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                        Identification No.)
                              13004 STARBUCK ROAD
                           ST. LOUIS, MISSOURI 63141
                           TELEPHONE: (314) 514-8491
         (Address, including zip code, of principal executive offices)
                                ---------------

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTION A.(C)(1), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(C)(2), PLEASE CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), CHECK THE FOLLOWING BOX. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-78113
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


         Title of each class                    Name of each Exchange on which
         to be so registered                    each class is to be registered
         -------------------                    ------------------------------


                None                                         None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 Title of class
                                 --------------

                     Common Stock, $.01 par value per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Common Stock, $.01 par value per share, included under the caption "Description of Capital Stock" in the Preliminary Prospectus dated July 30, 1999 contained in the Registration Statement on Form S-1 of the Registrant (File No. 333-78113) first filed with the Securities and Exchange Commission (the "Commission") on May 7, 1999, as amended, is hereby incorporated by reference. In addition, the description of the Common Stock, $.01 par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Commission by the Registrant pursuant to any amendment of such Registration Statement or pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.


ITEM 2.           EXHIBITS

         EXHIBIT NO.                        DESCRIPTION

         3.1*                               Certificate of Incorporation of the Company, as amended

         3.1.1*           Certificate of Designations, Preferences and Rights of Series A
                          Preferred Stock of the Company

         3.1.2*           Certificate of Amendment No. 1 to the Company's Certificate of
                          Incorporation

         3.1.3*           Certificate of Amendment No. 2 to the Company's Certificate of
                          Incorporation

         3.1.4*           Form of Amended and Restated Certificate of Incorporation

         3.2*             By-Laws of the Company, as amended

         3.2.1*           Amended and Restated By-Laws of the Company

         4.1*             Form of certificate representing shares of Common Stock of Riva
                          Bancshares, Inc.

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* Incorporated by reference to the respective exhibit to the Registration Statement on Form S-1 (File No. 333-78113) of Riva Bancshares, Inc., previously filed with the Commission.

                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                             RIVA BANCSHARES, INC.


                          By:       /s/ Richard C. Jensen
                              ------------------------------------------------
                               Richard C. Jensen
                          Its: Chairman, President and Chief Executive Officer

Date:       August 16, 1999


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